EXHIBIT 99.2

Luna Announces Sale of
Optoelectronic Solutions
Divestiture supports strategic focus on fiber optic based test and measurement

(ROANOKE, VA, August 01, 2018) – Luna Innovations Incorporated (NASDAQ: LUNA), a global leader in advanced optical technology, today announced it has closed on the divestiture of its Optoelectronic Solutions (OPTO) business to OSI Optoelectronics, Inc. a subsidiary of OSI Systems, Inc. for up to $18.5 million. OSI Systems, Inc. is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense, and aerospace industries.

“The transaction demonstrates strong execution of our strategy to focus our business on our core, fiber optic based test and measurement technology platform,” said Scott Graeff, President and Chief Executive Officer of Luna. “Leveraging our industry-leading, proprietary fiber optics platform will allow us to better serve our customers and to generate long-term growth for our investors and employees. This divestiture is another important step in ensuring we have a robust and flexible balance sheet and a portfolio of complementary, scalable businesses.”

“The addition of Luna’s Optoelectronic Solutions business is well aligned with our focus on expanding and enhancing our product portfolios,” said Manoocher Mansouri, OSI Optoelectronics’ President. “As a leader in this area, this acquisition is expected to be a complementary addition with its highly regarded, customized solutions.”

Transaction details and financial reporting
Originally acquired in 2015 as part of its merger with Advanced Photonix, Inc. (API), Luna’s OPTO division designs and manufactures fully integrated photonic solutions employed across a wide range of industries. The division reported revenue of $13.1 million for the year ended December 31, 2017.

As part of the transaction, employees associated with the OPTO division located in Camarillo, CA and Montreal, Quebec, are expected to transfer to OSI. Luna plans to use transaction proceeds to invest in its core fiber optic based test and measurement platform, consistent with the key focus of its long term strategy.

Luna was advised by B. Riley FBR and Woods Rogers PLC.

Conference Call Information

EXHIBIT 99.2

Luna will discuss this announcement on its second-quarter 2018 earnings call, taking place today at 8:30 am (ET). Please refer to Luna’s second-quarter fiscal 2018 earnings news, which also was released this morning. The call can be accessed by dialing 844.578.9643 domestically or 270.823.1522 internationally prior to the start of the call. The participant access code is 9985726. Investors are advised to dial in at least five minutes prior to the call to register. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna website, www.lunainc.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna website for at least 30 days following the conference call.
About Luna
Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance fiber optic test products for the telecommunications industry and distributed fiber optic sensing for the aerospace and automotive industries.  Luna is organized into two business segments, which work closely together to turn ideas into products: a Technology Development segment and a Products and Licensing segment. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties.  These statements include Luna’s expectations regarding the execution of its strategy, its ability to leverage its technology to serve customers, its long-term growth, the strength of its balance sheet, the nature of its complementary and scalable businesses and how they work together, the design of its business model and its technical capabilities.  Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for Luna’s products and services to meet expectations, technological and strategic challenges and those risks and uncertainties set forth in Luna’s periodic reports and other filings with the Securities and Exchange Commission (“SEC”). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

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Investor Contact:
Jane Bomba
Luna Innovations Incorporated
Phone: 1.303.829.1211
Email: IR@lunainc.com